Sound Worldwide Holdings, Inc.
Flat K, 13/F, Phase 2, Superluck Industrial Centre
57 Sha Tsui Road, Tsuen Wan, N.T.
Hong Kong SAR

To:	Sound Worldwide Holdings, Inc.:

And To:	The Board of Directors Thereof:

Dear Sir:

This letter is to notify you of my resignation as a director, President and all other positions of Sound Worldwide Holdings, Inc. effective immediately. My resignation is not based on any disagreement with Sound Worldwide Holdings, Inc., or with any of its officers or directors.

Dated as of the May 19, 2008.

Sincerely,
/s/ Ivy S.K. Lam
Ivy S.K. Lam